UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 18, 2024

IMPERIAL OIL LIMITED
___________________________________________________________________
(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Quarry Park Boulevard S.E. Calgary, Alberta	T2C 5N1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	1-800-567-3776

____________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
None		None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2024, the board of directors of Imperial Oil Limited (the “Company”) amended and restated the Company’s By-Law No. 1 to (i) add a by-law providing that registered shareholders may have their shareholdings evidenced by non-certificated entries or positions, including by way of direct registration service advices, (ii) clarify and document the procedures for calling and conducting meetings of the shareholders and directors, (iii) clarify that dividends may be paid electronically, and (iv) confirm the scope of the directors’ authority to permit individuals to sign contracts, documents and instruments on behalf of the Company (the “Amendments”).

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which are indicated in the redline of the amended and restated By-Law No. 1 attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Amended and Restated By-Law No. 1 of Imperial Oil Limited, dated September 17, 2024

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: September 18, 2024

By:	/s/ Ian Laing

Name:	Ian Laing
Title:	Vice-president, general counsel and corporate secretary

By:	/s/ Cathryn Walker

Name:	Cathryn Walker
Title:	Assistant corporate secretary